Exhibit 4.1

Execution Version

ING GROEP N.V.,

Issuer

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of September 10, 2019

To the Capital Securities Indenture, dated as of April 16, 2015,

Between ING Groep N.V.

and

The Bank of New York Mellon, London Branch, Trustee

$1,500,000,000 5.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

ING GROEP N.V.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and that certain Indenture (the “Base Indenture”), dated as of April 16, 2015, as supplemented by this Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of September 10, 2019.

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.08 6.10
§311	(a)	6.13
	(b)	6.13
§312	(a)	7.01 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06,7.03(a)
	(d)	7.03(b)
§314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01, 6.03
	(b)	6.02
	(c)	5.04, 6.01
	(d)(1)	6.01, 6.03
	(d)(2)	6.01, 6.03
	(e)	5.14
§316	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08
§317	(a)(1)	6.02 of Third Supplemental Indenture
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Third Supplemental Indenture or the Base Indenture. Section references are to Base Indenture except as indicated.

- iii -

ARTICLE V

DUTCH BAIL-IN POWER

Section 5.01	Agreement and Acknowledgment with Respect to Exercise of Dutch Bail-in Power	20

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01	Liquidation Event	21
Section 6.02	Failure to Pay Principal Amount	21
Section 6.03	Performance Obligations	21
Section 6.04	No Other Remedies and Other Terms.	22
Section 6.05	Waiver of Past Defaults	22

ARTICLE VII

SUBORDINATION AND SET-OFF

Section 7.01	Subordination	22
Section 7.02	No Set-Off	23

ARTICLE VIII

ADDITIONAL TRUSTEE PROTECTIONS

Section 8.01	Conversion	23
Section 8.02	Indemnification by the Company	24

ARTICLE IX

ADDITIONAL ACKNOWLEDGEMENTS AND AGREEMENTS OF HOLDERS AND BENEFICIAL OWNERS
Section 9.01	Dutch Bail-in Power	24
Section 9.02	Conversion Upon a Trigger Event	25
Section 9.03	Interest Cancellation	25
Section 9.04	Waiver of Claims	25
Section 9.05	Successors and Assigns	25

ARTICLE X

ADDITIONAL AMOUNTS

Section 10.01	Additional Amounts	26

- iv -

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Effectiveness	28
Section 11.02	Modification	28
Section 11.03	Original Issue	28
Section 11.04	Ratification and Integral Part	28
Section 11.05	Priority	28
Section 11.06	Successors and Assigns	28
Section 11.07	Counterparts	29
Section 11.08	Governing Law	29

ANNEX I	–	Anti-Dilution Provisions	I-1
EXHIBIT A	–	Form of Security	A-1
EXHIBIT B	–	Form of Conversion Notice	B-1
EXHIBIT C	–	Form of Conversion Shares Settlement Notice	C-1

- v -

THIRD SUPPLEMENTAL INDENTURE, dated as of September 10, 2019 (this “Third Supplemental Indenture”) between ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”), having its corporate seat in Amsterdam, The Netherlands, and its principal office at Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 100 BV Amsterdam, The Netherlands, and THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, to the CAPITAL SECURITIES INDENTURE, dated as of April 16, 2015, between the Company and the Trustee, as amended from time to time (the “Base Indenture” and, together with this Third Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of Capital Securities in one or more series.

Section 9.01(f) of the Base Indenture permits supplements thereto without the consent of Holders of Capital Securities to establish the form or terms of Capital Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture.

As contemplated by Section 3.01 of the Base Indenture, the Company intends to issue a new series of Capital Securities to be known as the Company’s “$1,500,000,000 5.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities” (the “Securities”) under the Indenture.

The Company has taken all necessary corporate action to authorize the execution and delivery of this Third Supplemental Indenture.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Third Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. Certain terms used principally in Annex I (Anti-Dilution Provisions) are defined therein. The following terms used in this Third Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Additional Tier 1 Capital” at any time has the meaning given to such term (or an equivalent term) under the Capital Regulations at such time.

“ADS” means an American Depositary Share representing one Ordinary Share.

“ADS Depositary” means JPMorgan Chase Bank, as the depositary under the Company’s ADS Depositary Facility, or any successor thereto.

“ADS Depositary Facility” means the facility under which the American Depositary Receipts (“ADRs”) representing ADSs may be issued pursuant to the Amended and Restated Deposit Agreement, dated as of October 4, 2018, among the Company, the ADS Depositary and the holders from time to time of the ADRs, or any successor or replacement facility.

“Alternative Delivery Arrangements” has the meaning set forth in Section 4.01(a).

“Bank” means ING Bank N.V.

“Base Indenture” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“Beneficial Owner” means (i) with respect to any Global Security, a beneficial owner of an interest therein prior to the occurrence of the Final Cancellation Date and (ii) with respect to any definitive Security, the Holder in whose name the Security is registered in the Security Register.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council dated May 15, 2014, as amended or replaced from time to time (including by the Directive (EU) 2019/879 of the European Parliament and of the Council of May 20, 2019).

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close in London, Amsterdam or The City of New York.

“Cancellation Date” means (i) with respect to any Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the applicable Settlement Date and (ii) with respect to any Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the Final Cancellation Date.

“Capital Regulations” means, at any time, any requirements of Dutch law or contained in the regulations, requirements, guidelines and policies of the Competent Authority or the resolution authority, or of the European Parliament and the European Council and of the European Banking Authority, then in effect or applied in The Netherlands relating to capital adequacy and applicable to the Company, the Bank or the Group, including but not limited to the CRD IV Directive and the CRR (including Articles 77 and 78 thereof, as amended), Commission Delegated Regulation (EU) No 241/2014 and the SRMR and taking into account any transitional arrangements thereunder.

“Coalition Agreement” means the coalition agreement (regeerakkoord) 2017-2021 released on October 10, 2017 by the (then) proposed Dutch government.

“Company” has the meaning set forth in the first paragraph of this Third Supplemental Indenture, and includes any successor entity.

“Comparable Treasury Issue” means, with respect to any Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of such Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to any Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Date (calculated on the Reset Determination Date for such Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Interest Calculation Agent by a Reference Treasury Dealer.

“Competent Authority” means the European Central Bank or any other body or authority having primary supervisory authority with respect to the Company, the Bank or the Group.

“Conversion” means the irrevocable and automatic release of all of the Company’s obligations to the Holders and Beneficial Owners of the Securities under the Securities in consideration of the Company’s issuance of the Conversion Shares at the Conversion Price to the Conversion Shares Depository (on behalf of the Holders and Beneficial Owners of the Securities) or to the relevant recipient of such Conversion Shares pursuant to any Alternative Delivery Arrangements.

“Conversion Calculation Agent” has the meaning set forth in Section 4.05(b).

“Conversion Date” means the date specified in the Conversion Notice on which the Conversion takes place.

“Conversion Notice” means a written notice substantially in the form attached hereto as Exhibit B.

“Conversion Price” means (i) if the Ordinary Shares are then admitted to trading on a Relevant Stock Exchange, the highest of (a) the Current Market Price per Ordinary Share translated into U.S. dollars at the Prevailing Rate, (b) the Floor Price and (c) the nominal value of an Ordinary Share translated into U.S. dollars at the Prevailing Rate, and (ii) if the Ordinary Shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (x) the Floor Price and (y) the nominal value of an Ordinary Share translated into U.S. dollars at the Prevailing Rate. The Current Market Price, Floor Price and Prevailing Rate shall each be determined on the date on which the Conversion Notice is given.

“Conversion Shares” means Ordinary Shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following a Conversion;

“Conversion Shares Depository” has the meaning set forth in Section 4.01(a).

“Conversion Shares Settlement Notice” means a written notice substantially in the form attached hereto as Exhibit C.

“CRD IV” means the legislative package consisting of the CRD IV Directive and the CRR.

“CRD IV Directive” means the Directive 2013/36/EU of the European Parliament and of the Council on the access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time (including by Directive (EU) 2019/878 of the European Parliament and of the Council of May 20, 2019).

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time (including by Regulation (EU) 2019/876 of the European Parliament and of the Council dated May 20, 2019).

“Current Market Price” has the meaning set forth in Annex I (Anti-Dilution Provisions).

“Default” means (i) an Event of Default, (ii) a Payment Default or (iii) the breach by the Company of a Performance Obligation.

“Distributable Items” shall have the meaning assigned to such term in the CRR, as interpreted and applied in accordance with the Capital Regulations then applicable to the Company.

“Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act (Wet op het financieel toezicht)) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRMR, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated.

“Euronext Amsterdam” means Euronext in Amsterdam, a regulated market of Euronext Amsterdam N.V.

“Existing Capital Instruments” means the ING Perpetual Securities II issued on June 19, 2003, ING Perpetual Securities III issued on June 16, 2004, 6.125% ING Perpetual Debt Securities issued on September 26, 2005, 6.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities issued on April 16, 2015, 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities issued on April 16, 2015, 6.875% Perpetual Additional Tier 1 Contingent Convertible Capital Securities issued on November 21, 2016 and 6.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities issued on February 26, 2019.

“Final Cancellation Date” means the date, as specified in the Conversion Notice, on which the Securities in relation to which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-Off Date shall be cancelled, which date may be up to fifteen (15) Business Days following the Notice Cut-Off Date.

“First Call Date” means November 16, 2026.

“Floor Price” means $9.00 per Conversion Share (subject to certain anti-dilution adjustments pursuant to Section 4.05).

“Further Capital Securities” means any securities issued after the Issue Date which are contingently convertible into Ordinary Shares pursuant to their terms in the event that the Group CET1 Ratio is less than a specified percentage.

“Group” means the Company and its consolidated subsidiaries.

“Group CET1 Capital” means, at any time and expressed in euro, the Common Equity Tier 1 capital (or an equivalent or successor term) at such time, of the Company calculated in accordance with Article 11(2) of the CRR on the basis of the consolidated situation of the Company as the parent financial holding company of the Bank and taking into account any transitional arrangements under the Capital Regulations.

“Group CET1 Ratio” means, as of any date, the ratio of the aggregate amount of Group CET1 Capital to the Group Total Risk Exposure Amount as of the same date, expressed as a percentage.

“Group Total Risk Exposure Amount” means, at any time and expressed in euro, the total risk exposure amount (or an equivalent or successor term) at such time, of the Company calculated in accordance with Article 11(2) of the CRR on the basis of the consolidated situation of the Company as the parent financial holding company for the Bank, in accordance with the Capital Regulations and taking into account any transitional arrangements under the Capital Regulations.

“Indenture” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“Independent Conversion Adviser” means an independent financial institution of international repute or independent financial adviser with appropriate expertise (which may include the initial Conversion Calculation Agent) appointed by the Company at its own expense.

“Interest Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by the Company pursuant to the Interest Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch, dated as of the date hereof.

“Interest Payment Date” has the meaning set forth in Section 2.02(a).

“Interest Period” means the period from and including an Interest Payment Date (or the Issue Date, in the case of the initial Interest Period) to but excluding the next succeeding Interest Payment Date.

“Issue Date” has the meaning set forth in Section 2.01(b).

“Liquidation Event” means a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of the Company; provided that the exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities shall not constitute a Liquidation Event.

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to the Company required to be calculated in accordance with Article 141 of the CRD IV Directive or, as the case may be, any provision of applicable law, including the Dutch Financial Supervision Act (Wet op het financieel toezicht), transposing or implementing the CRD IV Directive, as amended or replaced), or any analogous restrictions arising from the requirement to meet capital buffers under Capital Regulations or the BRRD.

“Notice Cut-Off Date” means the date specified as such in the Conversion Notice, which date shall be at least twenty (20) Business Days following the Suspension Date.

“Ordinary Shares” means fully paid Ordinary Shares in the capital of the Company.

“Parity Instruments” means securities, instruments or obligations of the Company which upon a Liquidation Event occurring prior to the Trigger Event rank, or are expressed to rank, pari passu with the Securities, including the Existing Capital Instruments.

“Payment Default” means the failure to pay the principal amount of the Securities within 14 days of the date fixed for redemption of the Securities, provided that the notice of such redemption shall not have been revoked pursuant to Section 3.02 and the conditions to redemption set forth in Section 3.03 shall have been satisfied on the date fixed for redemption.

“Performance Obligation” means any term, obligation or condition binding upon the Company under the Securities or under the Indenture with respect to the Securities other than any obligation to pay principal of, or interest on, any Securities or any obligation to pay Additional Amounts in respect thereof (whether upon redemption, the occurrence of a Liquidation Event or otherwise).

“Prevailing Rate” means, in respect of any pair of currencies on any calendar day, the spot rate of exchange between the relevant currencies prevailing at or about 12:00 pm, London time, on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Conversion Adviser shall in good faith prescribe.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Interest Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Reset Date, the arithmetic average, as determined by the Interest Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date for such Reset Date.

“Regular Record Date” means the Business Day immediately preceding each Interest Payment Date (or, if the Securities are issued in the form of definitive Securities, the fifteenth (15th) Business Day preceding each Interest Payment Date).

“Regulatory Event” means that, as a result of a change in the regulatory classification of the Securities on or after the Issue Date, the Securities have been or will be excluded from the own funds of the Company, calculated in accordance with Article 11 of the CRR on the basis of the consolidated situation of the Company as the parent financial holding company for the Bank, or reclassified as a lower quality form of own funds (that is, no longer Additional Tier 1 Capital), in each case whether in whole or in part.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information, as determined by the Conversion Calculation Agent.

“Relevant Resolution Authority” means any authority with the ability to exercise a Dutch Bail-in Power.

“Relevant Stock Exchange” means Euronext Amsterdam or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the Euronext Amsterdam, the principal stock exchange or securities market (if any) on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Reset Date” means the First Call Date and each five-year anniversary thereafter.

“Reset Determination Date” means, with respect to any Reset Date, the second (2nd) Business Day immediately preceding such Reset Date.

“Reset Period” means any period from and including each Reset Date to but excluding the next succeeding Reset Date.

“Securities” has the meaning set forth in the Recitals.

“Senior Instruments” means securities, instruments or obligations of the Company: (i) the holders of which are unsubordinated creditors of the Company (“Unsubordinated Instruments”), or (ii) which are, or are expressed to be, subordinated (whether only in the event of the liquidation of the Company or otherwise) to Unsubordinated Instruments but not further or otherwise, or (iii) which in a liquidation, moratorium or bankruptcy of the Company occurring prior to the Trigger Event are, or are expressed to be, further or otherwise subordinated, other than those which in such event rank, or are expressed to rank, pari passu with or junior to the Securities. For the avoidance of doubt, “Senior Instruments” includes securities, instruments or obligations of the Company which are Tier 2 instruments within the meaning of Article 52(1)(d) of the CRR.

“Settlement Date” means (i) with respect to any Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository (or the relevant recipient, as applicable) on or before the Notice Cut-Off Date, the date which is two (2) Business Days after (a) the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository or (b) (if later) the date on which the Conversion Shares are delivered to the Conversion Shares Depository, and (ii) with respect to any Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares.

“Shareholders” means the holders of Ordinary Shares.

“SRMR” means the provisions of Regulation (EU) No 806/2014 of the European Parliament and of the Council.

“Suspension Date” means the date specified in the Conversion Notice as the date on which DTC is expected to suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures.

“Tax Event” shall mean the Company determining that, as a result of a Tax Law Change, the Company (a) will or would be required on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within thirty (30) days, then on the Interest Payment Date immediately following the next Interest Payment Date) to pay Holders Additional Amounts; or (b) would not be entitled to claim a deduction in respect of any interest payments made on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within thirty (30) days, then on the Interest Payment Date immediately following the next Interest Payment Date) in computing the Company’s taxation liabilities in The Netherlands, or the amount of the deduction would be materially reduced, save to the extent that such Tax Law Change merely codifies, rules or otherwise confirms that the interest payment would not be or was not deductible based on applicable law as at the Issue Date; provided in each of the case of (a) and (b) that the consequences of such event cannot be avoided by the Company taking reasonable measures available to it.

“Tax Law Change” means a change in or amendment to, the laws or regulations of The Netherlands or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which The Netherlands is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority, which change or amendment (including, for the avoidance of doubt, a decision of any court or tribunal) becomes, or would become, effective on or after the Issue Date.

“Tradable Amount” has the meaning set forth in Section 2.01(j).

“Trigger Event” shall occur at any time the Company, the Competent Authority or any agent appointed for such purpose by the Competent Authority has determined that the Group CET1 Ratio is less than 7.00%.

“Trigger Event Officers’ Certificate” has the meaning set forth in Section 4.01(a)(ii).

“Trustee” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“U.S. Treasury Rate” means, with respect to any Reset Date from which such rate applies, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date for such Reset Date, appearing in the most recently published statistical release designated “H.15”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption

“Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reset Date. The U.S. Treasury Rate shall be calculated by the Interest Calculation Agent. If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, the “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Interest Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15” under the caption “Treasury Constant Maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

Section 1.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.03 Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.04 Benefits of Instrument. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.05 Relation to Base Indenture.

(a) This Third Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Third Supplemental Indenture, all provisions of this Third Supplemental Indenture are expressly and solely for the benefit of the Holders and Beneficial Owners of the Securities and any such provisions shall not be deemed to apply to any other Capital Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Securities.

(b) Section 10.04(a) of the Base Indenture shall not apply with respect to the Securities and is to be replaced and superseded by Article X hereof. Any references herein to Section 10.04 of the Base Indenture shall be deemed to include Article X hereof in lieu of Section 10.04(a) of the Base Indenture as if stated therein.

(c) With respect to the Securities, this Third Supplemental Indenture shall control in the event of any conflict or inconsistency between this Third Supplemental Indenture and the Base Indenture.

Section 1.06 Construction and Interpretation. Unless the express otherwise requires:

(a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Third Supplemental Indenture, refer to this Third Supplemental Indenture as a whole and not to any particular provision of this Third Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Third Supplemental Indenture;

(d) wherever the words “include”, “includes” or “including” are used in this Third Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(e) references to a Person are also to its successors and permitted assigns;

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(g) references to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(h) references to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, as the case may be, other than Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

ARTICLE II

FORM AND TERMS OF THE SECURITIES; INTEREST AND PAYMENTS

Section 2.01 Establishment of Securities; Form and Certain Terms of Securities.

(a) There is hereby established a new series of Capital Securities under the Base Indenture entitled the “$1,500,000,000 5.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities.” The Securities shall be executed and delivered in substantially the form attached hereto as Exhibit A. The Securities shall be initially issued in the form of one or more Global Securities. The Company hereby designates DTC as the Depositary for the Securities.

(b) The Company shall issue the Securities in an aggregate principal amount of $1,500,000,000 on September 10, 2019 (the “Issue Date”). The Company may issue additional Securities from time to time after the Issue Date in the manner and to the extent permitted by Section 3.01 of the Base Indenture.

(c) The Securities shall be perpetual and redeemable by the Company as provided in Article III. The Securities shall not have a sinking fund and are not redeemable at the option of the Holders of the Securities.

(d) Interest shall be payable on the Securities as provided in Sections 2.02 through 2.06 and Additional Amounts shall be payable in respect of the Securities in accordance with Section 10.04 of the Base Indenture.

(e) The Company hereby appoints the Trustee, acting through its office at One Canada Square, London E14 5AL, to act as Paying Agent for the Securities.

(f) The Securities shall be automatically convertible as provided in Article IV. The Securities are not convertible at the option of the Holders of the Securities.

(g) The Securities shall be subject to the Dutch Bail-in Power as provided in Article V.

(h) The Securities constitute the direct unsecured obligations of the Company ranking pari passu without any preference among themselves and shall rank subordinate to Senior Instruments as provided in Article VII.

(i) The events of default and remedies with respect to the Securities shall be limited as provided in Article VI.

(j) The Securities shall be issued in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof. The denomination of each Security (or any interest therein) shall be its “Tradable Amount.” Prior to a Conversion, the Tradable Amount of any Security (or any interest therein) shall equal its principal amount. Following a Conversion, the principal amount of each Security shall equal zero, but its Tradable Amount shall remain unchanged as a result of the Conversion.

Section 2.02 Interest.

(a) The interest rate on the Securities shall be (i) from and including the Issue Date to but excluding the First Call Date 5.750% per annum and (ii) from and including each Reset Date to but excluding the following Reset Date, the sum of the applicable U.S. Treasury Rate on the Reset Determination Date and 4.342%. Subject to Sections 2.03 and 2.04, interest on the principal amount of each Security shall be payable semiannually in arrear on May 16 and November 16 of each year (each, an “Interest Payment Date”), commencing on November 16, 2019, and shall be computed on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed. The first date on which interest may be paid will be November 16, 2019 for the period commencing on (and including) September 10, 2019, and ending on (but excluding) November 16, 2019.

Section 2.03 Interest Payments Discretionary. Subject to Section 2.04, interest on the Securities shall be due and payable at the sole and absolute discretion of the Company. The Company shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable in respect of the Securities on any Interest Payment Date or Redemption Date. If the Company does not make an interest payment on any Interest Payment Date or Redemption Date in whole or in part, such interest payment (or the portion thereof not paid) shall be deemed cancelled and shall not be due and payable whether or not the Company has provided notice of cancellation of such interest payment as set forth in Section 2.06. An interest payment otherwise payable on an Interest Payment Date or Redemption Date that is not a Business Day will not be deemed cancelled if it is paid on the following Business Day.

Section 2.04 Restriction on Interest Payments.

(a) Without limiting the Company’s right to cancel any interest payment pursuant to Section 2.03 and subject to the extent permitted in Section 2.04(b) in respect of partial interest payments in respect of the Securities, the Company shall not make an interest payment (including any Additional Amounts) in respect of the Securities on any Interest Payment Date or Redemption Date (or the following Business Day, if such Interest Payment Date or Redemption Date, as the case may be, is not a Business Day) in whole or in part, if and to the extent that:

(i)

the amount of such interest payment otherwise due, together with any interest payments or distributions which have been paid or made or which are required to be paid or made during the then current financial year on other own funds items (excluding any such interest payments or distributions which (i) are not required to be made out of Distributable Items or (ii) have already been provided for, by way of deduction, in the calculation of Distributable Items), in the aggregate exceed the amount of Distributable Items of the Company as at such Interest Payment Date or Redemption Date;

(ii)

the payment of such interest, when aggregated together with certain other distributions of the kind referred to in Article 141(2) of the CRD IV Directive (or any provision of applicable law, including the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), transposing or implementing Article 141(2) of the CRD IV Directive, as amended or replaced), or, as applicable, any analogous restrictions arising from the requirement to meet capital buffers under Capital Regulations or the BRRD, would cause the Maximum Distributable Amount, if any, then applicable to the Company to be exceeded; or

(iii)	the payment of such interest is scheduled to be made on an Interest Payment Date falling on or after the date of a Trigger Event or Liquidation Event.

(b) The Company may, however, in its sole discretion, elect to make a partial interest payment in respect of the Securities to the extent that such partial interest payment may be made without breaching the restriction set forth in Section 2.04(a).

Section 2.05 Effect of Interest Cancellation. Interest on the Securities shall only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled pursuant to Section 2.03 or 2.04. Any interest cancelled or deemed cancelled (in each case, in whole or in part) pursuant to Sections 2.03 and 2.04 shall not be due and shall not accumulate or be payable at any time thereafter (including upon redemption of the Securities), and Holders and Beneficial Owners of the Securities shall have no rights thereto (whether upon a Liquidation Event or otherwise) or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Securities.

Section 2.06 Notice of Interest Cancellation. Notwithstanding anything to the contrary in the Indenture (including Section 1.06 of the Base Indenture), if practicable, the Company shall provide notice of any cancellation of interest (in each case, in whole or in part) to the Trustee and the Holders of the Securities at least five (5) Business Days prior to the relevant Interest Payment Date or Redemption Date and shall provide notice of any deemed cancellation of interest to the Trustee and the Holders of the Securities as promptly as practicable following the relevant Interest Payment Date or Redemption Date. Failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give the Holders and Beneficial Owners of the Securities any rights as a result of such failure.

Section 2.07 Determination of Interest Calculation Agent. All determinations and calculations made by the Interest Calculation Agent shall be conclusive and binding on the Holders of the Securities, the Company and the Trustee, absent manifest error.

ARTICLE III

REDEMPTION AND PURCHASE

Section 3.01 Redemption.

(a) Subject to the limitations specified in Section 3.02, the Company may, at its option, redeem the Securities, in whole but not in part:

(i)	on the applicable First Call Date and on any subsequent Interest Payment Date;

(ii)	at any time if a Regulatory Event has occurred and is then continuing; or

(iii)	at any time if a Tax Event has occurred and is then continuing;

in each of cases (i) to (iii) above, at their principal amount, plus accrued and unpaid interest to the Redemption Date (including Additional Amounts, if any), excluding any interest that has been cancelled or is deemed cancelled in accordance with Section 2.03 or Section 2.04.

(b) Prior to giving notice of redemption pursuant to Section 3.01(a)(ii) or Section 3.01(a)(iii), the Company shall deliver to the trustee a certificate signed by any two (2) members of the Executive Board stating that the conditions to such redemption have been satisfied.

(c) Prior to the delivery of any notice of redemption in respect of a redemption under Section 3.01(a)(iii)the Company shall deliver to the Trustee an opinion from a recognized law or tax firm of international standing, chosen by the Company, in a form satisfactory to the Trustee, confirming that the Company is entitled to exercise its right of redemption under Section 3.01(a)(iii).

Section 3.02 Notice of Redemption; Automatic Revocation.

(a) Notice of redemption of the Securities shall be given as provided in Section 11.04 of the Base Indenture. Such notice shall state the place or places where the Securities are to be surrendered for payment of the Redemption Price and that on the date specified for redemption, each Security shall be redeemed and the principal amount of each Security will become due and payable and that, subject to certain exceptions, interest shall cease to accrue after the redemption date. A notice of redemption shall be irrevocable, except that the occurrence of a Trigger Event or Liquidation Event or the exercise of the Dutch Bail-in Power by the Relevant Resolution Authority prior to the date fixed for redemption shall automatically revoke such notice and no Securities shall be redeemed and no payment in respect of the Securities shall be due and payable.

(b) The Company shall not give a notice of redemption of the Securities following the occurrence of a Trigger Event.

(c) The Company shall promptly deliver notice to the Trustee and the Holders of the Securities of any event that shall have automatically revoked any redemption notice pursuant to Section 3.02(a).

Section 3.03 Conditions to Redemption and Purchase.

(a) The Company may not give notice of any redemption of or redeem, nor may the Company or any member of the Group purchase, any Securities unless the Company shall have obtained the prior permission of the Competent Authority.

(b) Any redemption or purchase of the Securities is subject to the additional conditions as set out below, in each case if and to the extent required under the Capital Regulations:

(i)

either (A) on or before such redemption or purchase of the Securities, the Company shall have replaced the Securities with own funds instruments of equal or higher quality on terms that are sustainable for the Company’s income capacity or (B) the Company has demonstrated to the satisfaction of the Competent Authority that the available own funds and eligible liabilities would, following such redemption or purchase, exceed the minimum capital requirements (including any capital buffer requirements) required under CRD IV by a margin that the Competent Authority considers necessary at such time; and

(ii)

in respect of a redemption prior to the fifth anniversary of the Issue Date, (A) in the case of redemption due to the occurrence of a Regulatory Event, the Company shall have demonstrated to the satisfaction of the Competent Authority that the change in the regulatory classification of the Securities was not reasonably foreseeable as at the Issue Date; or (B) in the case of redemption due to the occurrence of a Tax Event, the Company shall have demonstrated to the satisfaction of the Competent Authority that the change in the applicable tax treatment of the Securities is material and was not reasonably foreseeable as at the Issue Date; and

(iii)

if, at the time of such redemption or purchase, the Capital Regulations permit the redemption or purchase only after compliance with one or more alternative or additional pre-conditions to those set out in (i) and (ii) above, the Company shall have complied with such other pre-condition(s).

Section 3.04 Optional Purchases. The Company or any member of the Group may purchase or procure others to purchase beneficially for its account any of the outstanding Securities in any manner and at any price, subject to the conditions set out in Section 3.03 and to applicable law and regulation (which at the Issue Date shall include, without limitation, the Capital Regulations including Article 52(1)(i) of the CRR).

ARTICLE IV

CONVERSION OF THE SECURITIES

Section 4.01 Conversion upon Trigger Event.

(a) Upon the occurrence of a Trigger Event, the Company shall:

(i)	immediately inform the Competent Authority of its occurrence;

(ii)	deliver to the Trustee an Officers’ Certificate signed by two (2) members of the Executive Board stating that a Trigger Event has occurred (a “Trigger Event Officers’ Certificate”);

(iii)

appoint a reputable financial institution, trust company, depository entity, nominee entity or similar entity that is wholly independent of the Company (the entity so appointed, the “Conversion Shares Depository”) as promptly as practicable thereafter; and

(iv)

as promptly as practicable following the Company’s appointment of a Conversion Shares Depository (or of its ascertaining that it is not reasonably able to do so) and the delivery of a Trigger Event Officers’ Certificate to the Trustee, and, in any event, within such period as the Competent Authority may require, the Company shall deliver a Conversion Notice to the Trustee and to Holders of the Securities (via DTC).

As a condition of its appointment, the Conversion Shares Depository shall be required to undertake, for the benefit of the Holders and Beneficial Owners of the Securities, to hold the Conversion Shares on their behalf in one or more segregated accounts and perform each function ascribed to it in this Third Supplemental Indenture. If the Company is unable to appoint a Conversion Shares Depository prior to delivery of the Conversion Notice, it shall make such other arrangements as it deems reasonable to effect the delivery of the Conversion Shares to or for the benefit of the Holders of the Securities (the “Alternative Delivery Arrangements”). Each Holder and Beneficial Owner of any Securities shall be deemed to have irrevocably directed the Company to issue the Conversion Shares in accordance with such arrangements.

(b) A Conversion Notice shall be given substantially in the form of Exhibit B, with such modifications as shall be reasonably necessary to reflect any Alternative Delivery Arrangements. Such Conversion Notice shall be completed consistent with the requirements of this Article IV and shall specify, among other things:

(i)	that a Trigger Event has occurred with respect to the Securities;

(ii)	the Conversion Price;

(iii)

a Conversion Date occurring without delay upon the occurrence of the Trigger Event and in any event within one (1) month following the date of such Trigger Event and in accordance with the requirements set out in Article 54 of the CRR as at the Issue Date;

(iv)	the Notice Cut-Off Date; and

(v)	a Final Cancellation Date, which shall be to the extent practicable no more than fifteen (15) Business Days following the Notice Cut-Off Date

A form of Conversion Shares Settlement Notice substantially in the form of Exhibit C, with such modifications as shall be reasonably necessary to reflect any Alternative Delivery Arrangements or any changes in the procedures of the Depositary applicable to the Conversion, shall be attached to the Conversion Notice as an annex thereto.

(c) If the outstanding Securities are issued in definitive form, the Trustee shall mail the Conversion Notice to the Holders of the Securities at their addresses shown on the Security Register within two (2) Business Days of its receipt from the Company and, if the Securities are then held by DTC in the form of Global Securities, the Trustee shall request that DTC post the Conversion Notice on its Reorganization Inquiry for Participants System pursuant to DTC’s procedures then in effect (or such other system as DTC uses for providing notices to holders of securities). The date on which the Conversion Notice shall be deemed to have been given shall be the date on which it is delivered by the Company to DTC.

(d) The Conversion shall occur on the Conversion Date specified in the Conversion Notice. On the Conversion Date, the Company shall issue and deliver the Conversion Shares to the Conversion Shares Depository (or, if it shall not have been able to appoint a Conversion Shares Depository, pursuant to any Alternative Delivery Arrangements). All of the Company’s obligations to the Holders and Beneficial Owners of the Securities under the Securities and the Indenture shall be irrevocably and automatically released in consideration of the Company’s issuance and delivery of such Conversion Shares on the Conversion Date pursuant to this Section 4.01(d) and under no circumstances shall such released obligations be reinstated. Upon such issuance and delivery, (i) the principal amount of each Security shall automatically be reduced to zero and each Holder or Beneficial Owner of a Security shall have recourse only to the Conversion Shares Depository for delivery of the Conversion Shares and (ii) the Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the Holders and Beneficial Owners of the Securities’ right to receive Conversion Shares from the Conversion Shares Depository or pursuant to any Alternative Delivery Arrangements. Any interest in respect of an Interest Period ending on any Interest Payment Date or Redemption Date falling between the date of a Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Trigger Event and shall not be due and payable. The Holders of the Securities’ sole recourse for the Company’s failure to issue and deliver the Conversion Shares to the Conversion Shares Depository or pursuant to any Alternative Delivery Arrangements on the Conversion Date shall be the right to demand that the Company make such issuance and delivery.

(e) If a Conversion Shares Depository shall have been appointed, the Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the Holders and Beneficial Owners of the Securities), and each Holder and Beneficial Owner of the Securities shall be deemed to have irrevocably directed the Company to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the Holders and Beneficial Owners of the Securities).

(f) Each Holder and Beneficial Owner of Securities shall be entitled to direct the Conversion Shares Depository to exercise on its behalf all rights of a holder of the Conversion Shares (including voting rights and rights to receive dividends) other than any right to sell or otherwise transfer the Conversion Shares, which no such Holder or Beneficial Owner shall be entitled to exercise prior to the delivery of the Conversion Shares to it in accordance with the procedures set forth under Section 4.03.

(g) The Company’s calculation of its Group CET1 Capital, Group Total Risk Exposure Amount and Group CET1 Ratio, as well as any Trigger Event Officers’ Certificate delivered to the Trustee, shall be binding on the Trustee and the Holders and Beneficial Owners of the Securities.

Section 4.02 Conversion Shares.

(a) The number of Conversion Shares to be issued to the Conversion Shares Depository (or other relevant recipient) upon Conversion will be the aggregate principal amount of the Securities outstanding immediately prior to Conversion on the Conversion Date divided by the Conversion Price (rounded down, if necessary, to the nearest whole number of Conversion Shares). Each Holder of the Securities shall be entitled (subject to compliance with the relevant settlement procedures) to receive a number of Conversion Shares from the Conversion Shares Depository (or other relevant initial recipient) equal to the aggregate Tradable Amount of the Securities held by such Holder divided by the Conversion Price (rounded down, if necessary, to the nearest whole number of Conversion Shares). The Conversion Shares Depository (or other relevant recipient) shall hold the Conversion Shares on behalf of the Holders of the Securities to the extent of each such Holder’s entitlement to receive Conversion Shares as set forth above. Fractions of Conversion Shares shall not be issued or delivered following a Conversion and no cash payment shall be made in lieu thereof.

(b) The Conversion Shares issued following a Conversion shall be fully paid and non-assessable and shall in all respects rank pari passu with the fully paid Ordinary Shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued shall not rank for (or, as the case may be, the relevant Holder or Beneficial Owner shall not be entitled to receive) any rights, the entitlement to which falls prior to the Conversion Date.

(c) If the Company has an ADS Depositary Facility in effect on the Conversion Date, the Conversion Shares Depository shall deposit with the ADS Depositary any Conversion Shares in respect of which any Holder or Beneficial Owner of the Securities elects to receive ADSs pursuant to a validly completed Conversion Shares Settlement Notice on the applicable Settlement Date and shall cause the ADS Depositary to issue the corresponding number of ADSs to such Holder or Beneficial Owner in accordance with its applicable procedures, including with respect to the payment of any applicable fees and expenses of the ADS Depositary. The obligation to deliver ADSs if a Holder or Beneficial Owner of the Securities elects to have its Conversion Shares delivered in such form will apply only if at the time of Conversion the Company continues to maintain an ADS Depositary Facility. The delivery of the Conversion Shares to the ADS Depositary shall be deemed for all purposes to constitute the delivery of the Conversion Shares to any such Holder or Beneficial Owner.

(d) The procedures set forth in Sections 4.01 and 4.02 are subject to change to reflect changes in DTC practices, and the Company may make changes to the procedures set forth in Sections 4.01 and 4.02 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC practices.

Section 4.03 Settlement Procedure.

(a) Delivery of the Conversion Shares to the Holders and Beneficial Owners of the Securities shall be made in accordance with the procedures set forth in this Section 4.03.

(b) No Holder or Beneficial Owner of the Securities (or the custodian, nominee, broker or other representative thereof) shall receive delivery of the relevant Conversion Shares unless the Conversion Shares Depository shall have received its Conversion Shares Settlement Notice (and, if required, the Securities to which it relates) on or before the Notice Cut-Off Date. Any notice or Securities received after the end of normal business hours at the specified office of the Conversion Shares Depository shall be deemed received on the following Business Day.

(c) If the outstanding Securities are then issued in the form of Global Securities, no Conversion Shares Settlement Notice shall be valid unless given in accordance with the applicable procedures of the Depositary and in a form acceptable to it. If the outstanding Securities are then issued in definitive form, no Conversion Shares Settlement Notice shall be valid for any purpose unless the Conversion Shares Depository shall have received the Securities to which it relates, duly endorsed to the Conversion Shares Depository. Each Conversion Shares Settlement Notice must be given in a form acceptable to the Conversion Shares Depository.

(d) Subject to any election pursuant to Section 4.02(c) and satisfaction of the requirements and limitations set forth in this Section 4.03 and provided that the Conversion Shares Settlement Notice and the relevant Securities, if applicable, are delivered on or before the Notice Cut-Off Date, the Conversion Shares Depository shall deliver the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) to the Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of the relevant Securities completing the relevant Conversion Shares Settlement Notice in accordance with the instructions given in such Conversion Shares Settlement Notice on the applicable Settlement Date.

(e) Each Conversion Shares Settlement Notice shall be irrevocable. The Conversion Shares Depository shall determine, in its sole and absolute discretion, whether any Conversion Shares Settlement Notice has been properly completed and delivered, and such determination shall be conclusive and binding on the relevant Holder or Beneficial Owner. If any Holder or Beneficial Owner of the Securities fails to properly complete and deliver a Conversion Shares Settlement Notice and the relevant Securities, if applicable, prior to the Notice Cut-Off Date, the Conversion Shares Depository shall be entitled to treat such Conversion Shares Settlement Notice as null and void.

(f) Each Security shall be cancelled on the applicable Cancellation Date.

(g) Neither the Company, nor any member of the Group, shall be liable for any taxes or capital, stamp, issue and registration or transfer taxes or duties arising on Conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares (other than any taxes due by the Company or any member of the Group according to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969), which tax shall be borne solely by the Holder or Beneficial Owner of the Securities, or, if different, the person to whom the Conversion Shares are delivered).

Section 4.04 Failure to Deliver a Conversion Shares Settlement Notice. The Conversion Shares Depository shall continue to hold all Conversion Shares for which it has not received a valid Conversion Settlement Notice (and the related Securities, if applicable) on or prior to the Notice Cut-Off Date until the Final Cancellation Date. Any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-Off Date shall be required to provide evidence of its entitlement to the relevant Conversion Shares, satisfactory to the Conversion Shares Depository in its sole and absolute discretion, in order to receive delivery of such Conversion Shares. The Company shall have no liability to any Holder or Beneficial Owner of the Securities for any loss resulting from such Holder’s or Beneficial Owner’s failure to receive any Conversion Shares, or from any delay in the receipt thereof, in each case as a result of such Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a valid Conversion Shares Settlement Notice and the relevant Securities, if applicable, on a timely basis or at all.

Section 4.05 Adjustment of Floor Price.

(a) The Floor Price shall be subject to adjustment as set forth in Annex I (Anti-Dilution Provisions).

(b) There shall at all times any Securities are Outstanding be a conversion calculation agent (the “Conversion Calculation Agent”), which may be the Company or another Person appointed by the Company to serve in such capacity, who shall be responsible in consultation with the Company for the calculation of all adjustments to the Floor Price to be made pursuant to Annex I (Anti-Dilution Provisions) and all determinations required to be made pursuant thereto. Determinations, calculations and adjustments performed by the Conversion Calculation Agent pursuant to this Section 4.05(b) shall be final and binding (in the absence of bad faith or manifest error) on Holders and Beneficial Owners of the Securities. To the extent Annex I (Anti-Dilution Provisions) at any time calls for any calculation or determination to be made by an Independent Conversion Adviser, if the Person then serving as Conversion Calculation Agent is not wholly independent of the Company, the Company shall use commercially reasonable efforts to appoint an Independent Conversion Adviser to make such calculation or determination. A written opinion of such Independent Conversion Adviser in respect of such calculation or determination shall be conclusive and binding on the Company and the Holders and Beneficial Owners of the Securities, save in the case of manifest error.

(c) The Company shall give notice of any adjustments to the Floor Price to the Holders of the Securities, with a copy to the Trustee, and if the Securities are then held in the form of Global Securities shall cause the Depositary to deliver such notice to its participants in accordance with its applicable procedures.

Section 4.06 Covenants Relating to Conversion Shares.

(a) For so long as any Security remains Outstanding, the Company shall:

(i)

not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii)

if any offer is made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Ordinary Shares, or if a scheme is proposed with regard to such acquisition, give notice of such offer or scheme to each Holder of any Securities at the same time as any notice thereof is sent to the shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Trustee;

(iii)	use commercially reasonable efforts to ensure that the Ordinary Shares issued upon Conversion shall be admitted to listing and trading on the Relevant Stock Exchange;

(iv)

maintain all corporate authorizations necessary to issue and allot at all times sufficient Ordinary Shares, free from pre-emptive or other preferential rights, to enable Conversion of the Securities to be satisfied in full;

(v)	use commercially reasonable efforts promptly to appoint a Conversion Shares Depository as soon as practicable following the occurrence of a Trigger Event; and

(vi)

If, at the time of a Conversion the Company has an ADS Depositary Facility in effect, the Company shall ensure that it has sufficient capacity under its then effective registration statement on Form F-6 (or successor form) to cause the ADS Depositary to issue the number of ADSs corresponding to the number of ADSs that Holders and Beneficial Owners of the Securities have elected to receive pursuant to Section 4.02(c).

(b) The Company shall not be required to comply with any obligation set forth in Section 4.06(a)(i) if its compliance with such obligation would violate the Capital Regulations or (ii) to the extent that such compliance would cause a Regulatory Event to occur.

ARTICLE V

DUTCH BAIL-IN POWER

Section 5.01 Agreement and Acknowledgment with Respect to Exercise of Dutch Bail-in Power.

(a) By acquiring any Securities, each Holder and Beneficial Owner of the Securities or any interest therein acknowledges, agrees to be bound by and consents to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority that may result in the cancellation or reduction of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each Holder and Beneficial Owner of the Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority is separate and distinct from a Conversion following a Trigger Event. In addition, by acquiring any Securities, each Holder and Beneficial Owner of the Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power vary the terms of the Securities, which may include amending the Interest Payment Dates or amount, or to suspend any payment in respect of the Securities for a temporary period.

(b) No repayment of the principal amount of the Securities or payment of interest on the Securities shall be come due and payable after the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of The Netherlands and the European Union applicable to the Company.

(c) Upon the exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities, the Company shall provide a written notice of such event to DTC (if the Securities are then held by DTC in the form of Global Securities) for the purposes of notifying Holders of Securities of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, the Securities, with a copy to the Trustee for information purposes, as soon as practicable regarding such exercise of the Dutch Bail-in Power. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

(d) Holders or Beneficial Owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, the Conversion, the Dutch Bail-in Power and the limitations on remedies specified in Article VI hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

The following provisions shall apply to the Securities in lieu of Sections 5.01 and 5.02 of the Base Indenture and in addition to the other provisions set forth in Article 5 of the Base Indenture:

Section 6.01 Liquidation Event. A Liquidation Event occurring prior to the occurrence of a Trigger Event shall be the sole Event of Default with respect to the Securities. The principal amount of the Securities shall become immediately due and payable upon an Event of Default with respect to the Securities, without the need of any further action on the part of the Trustee, the Holders of the Securities or any other Person.

Section 6.02 Failure to Pay Principal Amount. Any Holder of a Security (or the Trustee acting on behalf of all Holders of the Securities) may demand payment of the principal amount of the Securities upon a Payment Default. The Trustee may, at its discretion, in such event institute bankruptcy proceedings in The Netherlands (or such other jurisdiction in which the Company may be organized) (but not elsewhere) against the Company and/or prove in a bankruptcy or liquidation of the Company and/or claim in a liquidation or administration of the Company.

Section 6.03 Performance Obligations. The Trustee may without further notice institute such proceedings against the Company as it may deem fit to enforce or seek damages for the breach of any Performance Obligation.

Section 6.04 No Other Remedies and Other Terms.

(a) Other than the limited remedies specified in this Article VI, and subject to Section 6.04(c), no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders of the Securities) or to any Holder or Beneficial Owner of the Securities, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided that the Company’s obligations to the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any Default and are not subject to the subordination provisions of Article VII of this Third Supplemental Indenture.

(b) In the case of a Default under the Securities, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For purposes of the Base Indenture, “Event of Default” in respect of the Securities shall mean “Default” as defined in this Third Supplemental Indenture, except that the term “Event of Default” as used in Section 3.05(b)(ii) of the Base Indenture and Article 8 of the Base Indenture shall mean “Liquidation Event.”

(c) Notwithstanding the limitations on remedies specified under Article VI, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Securities under the provisions of the Indenture, and (ii) nothing shall impair the right of a Holder or Beneficial Owner of the Securities under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions set forth in Section 7.01 of this Third Supplemental Indenture.

Section 6.05 Waiver of Past Defaults.

(a) Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all of the Securities waive any past Default that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the Outstanding Securities shall not be entitled to waive any past default that results from a Liquidation Event or a Payment Default.

(b) Upon the occurrence of any waiver permitted by Section 6.05(a), such Default shall cease to exist, and any Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Base Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE VII

SUBORDINATION AND SET-OFF

Section 7.01 Subordination.

(a) The Securities shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders and Beneficial Owners of the Securities in respect of or arising from the Securities shall be subordinated to the claims of holders of Senior Instruments.

(b) If a Liquidation Event occurs prior to a Trigger Event, the Securities shall be subordinated to Senior Instruments, and rank pari passu with all Parity Instruments. By virtue of such subordination, any payments to the Holders of the Securities upon any Liquidation Event shall only be made after all payment obligations of the Company in respect of Senior Instruments have been satisfied. The amount of any claim in respect of each Security shall be its principal amount.

(c) If a Liquidation Event occurs after a Trigger Event but before the Conversion Shares deliverable upon Conversion are issued and delivered pursuant to Section 4.01, each Holder or Beneficial Owner of a Security shall have a claim, in lieu of any other payment by the Company, for the amount, if any, it would have been entitled to receive if the Conversion relating to such Trigger Event and the relevant number of Conversion Shares to which such holder would have been entitled had been delivered to such holder had occurred immediately prior to the Liquidation Event.

Section 7.02 No Set-Off. Subject to applicable law, neither any no Holder or Beneficial Owner of Securities, nor the Trustee acting on their behalf, may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of or arising under, or in connection with, the Securities or the Indenture and each Holder and Beneficial Owner of Securities, by virtue of its holding of any Securities, and the Trustee acting on their behalf, shall be deemed to have waived all such rights of set-off, compensation or retention. If notwithstanding the foregoing any amounts due and payable to any Holder or Beneficial Owner of Securities by the Company in respect of, or arising under, the Securities are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. The foregoing shall not prevent any set-off in order to give effect to a Conversion.

ARTICLE VIII

ADDITIONAL TRUSTEE PROTECTIONS

Section 8.01 Conversion. Notwithstanding anything to the contrary contained in the Indenture or the Securities,

(a) once the Company has delivered a Conversion Notice, (i) no Holder or Beneficial Owner of a Security shall have any rights whatsoever under the Indenture or the Securities to instruct or direct the Trustee to take any action whatsoever and (ii) as of the date of the Conversion Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner of the Securities in such direction or related to such direction, any direction previously given to the Trustee by any Holders or by any Beneficial Owners of the Securities shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this Section, with respect to any rights of Holders or Beneficial Owners of the Securities with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Conversion Notice or unless the Trustee is instructed in writing by the Company to act otherwise;

(b) the Trustee shall be entitled to conclusively rely on and accept a Trigger Event Officers’ Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of a Trigger Event, and such Trigger Event Officers’ Certificate shall be conclusive and binding on the Trustee and each Holder and Beneficial Owner of any Security or interest therein; and

(c) the Trustee shall not be liable with respect to (i) the calculation or accuracy of the Group CET1 Capital, Group Total Risk Exposure Amount and Group CET1 Ratio in connection with the occurrence of a Trigger Event and the timing of such Trigger Event, (ii) the failure of the Company to provide any information whatsoever in respect of a Trigger Event to any Holder or Beneficial Owner of a Security, (iii) any aspect of the Company’s decision to deliver a Conversion Notice or the related Conversion or (iv) the adequacy of the disclosure of these provisions to any Holder or Beneficial Owner of any Security or any interest therein or for the direct or indirect consequences thereof.

Section 8.02 Indemnification by the Company. The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities and any Conversion hereunder.

ARTICLE IX

ADDITIONAL ACKNOWLEDGEMENTS AND AGREEMENTS

OF HOLDERS AND BENEFICIAL OWNERS

By acquiring the Securities, each Holder and Beneficial Owner of a Security or any interest therein, including any Person acquiring any such Security or interest therein after the date hereof, acknowledges and agrees with and for the benefit of the Company and the Trustee as follows:

Section 9.01 Dutch Bail-in Power. Such Holder and Beneficial Owner of a Security or any interest therein:

(a) acknowledges and agrees that no exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities pursuant to Sections 2.03 and 2.04 shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(b) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities;

(c) acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, (i) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Base Indenture and (ii) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.12 of the Base Indenture prior to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the Relevant Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Third Supplemental Indenture; and

(d) (i) consents to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement (x) the Conversion and (y) the exercise of any Dutch Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner.

Section 9.02 Conversion Upon a Trigger Event. Such Holder or Beneficial Owner consents to the Conversion of its Securities following a Trigger Event, the appointment of the Conversion Shares Depository, and the issuance of the Conversion Shares to the Conversion Shares Depository, all of which may occur without any further action on the part of such Holder or Beneficial Owner or the Trustee, and following which no Holder or Beneficial Owner of any Securities will have any rights against the Company with respect to the payment of principal of, or interest on, such Securities. To the extent the Securities are held in the form of Global Securities, such Holder or Beneficial Owner authorizes, directs and requests the Depositary, any direct participant therein and any other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee. Upon a Trigger Event and Conversion, the principal amount of the Securities may be applied in such manner as the Company deems necessary in connection with the issue and paying up of the relevant Conversion Shares and the delivery thereof to the Conversion Shares Depository or pursuant to any Alternative Delivery Arrangements.

Section 9.03 Interest Cancellation. Interest shall be payable on the Securities solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or Redemption Date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Company in its sole discretion and/or as a result of (i) the Company having insufficient Distributable Items, (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded, or (iii) a Trigger Event or a Liquidation Event having occurred. A cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Section 9.04 Waiver of Claims. Such Holder or Beneficial Owner unconditionally and irrevocably agrees to each and every provision of the Indenture and the Securities and waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the Trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Conversion.

Section 9.05 Successors and Assigns. All authority conferred or agreed to be conferred by any Holder or Beneficial Owner of the Securities pursuant to this Article IX shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder or Beneficial Owner.

ARTICLE X

ADDITIONAL AMOUNTS

Section 10.01 Additional Amounts.

(a) All amounts of principal of, and any premium and interest on, the Securities will be paid by the Company or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to the Company is organized or resident for tax purposes, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to the Company is organized or resident for tax purposes, the Company or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected Holders equal the amount the Holders would have received in the absence of the deduction or withholding. However, additional amounts will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any tax, assessment or other governmental charge which is only payable because:

•

a connection, other than the holding or ownership of the capital security or the receipt of interest and principal thereon, exists between the Holder and The Netherlands (or such jurisdiction in which a successor to the Company is organized or resident for tax purposes);

•

the Holder presented the capital security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•

the Holder failed to comply, on a timely basis, with a written request of the Company or any successor thereof for any applicable information or certification that would have, if provided on a timely basis, permitted the payment to be made without withholding or deduction (or with a reduced rate of withholding or deduction);

•	the amount of any estate, inheritance, gift, sales, excise, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on or in respect of the capital securities;

•

the amount of any tax, assessment or other governmental charge that a Holder or Beneficial Owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant capital security to another paying agent (where presentation and surrendering is required);

•

the amount of any tax, assessment or other governmental charge which is payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a withholding or deduction by the Company, the Paying Agent or any successor thereof from payments made by it;

•

the amount of any tax, assessment or other governmental charge which is withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction;

•

the amount of any tax, assessment or other governmental charge which is payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due and is made available for payment to the Holders, unless such tax, assessment or other governmental charge would have been applicable had payment been made within such 30 day period; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, the Company will not pay “additional amounts” to a Holder that is a fiduciary or partnership or an entity that is not the sole Beneficial Owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such “additional amounts” had it been the Holder. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) or any interest, if any, on or in respect of any Capital Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

(b) In addition to the limitations set forth in Section 10.01(a) above, Additional Amounts will not be paid for the amount of any tax, assessment or other governmental charge which is only payable because the Holder or Beneficial Owner is a related party of the Company and is liable for such taxes, duties, assessments or governmental charges due to being a tax resident of a low-tax jurisdiction including a country that is included in the European Union list of non-cooperative jurisdictions for purposes of any Dutch tax law codified pursuant to the policy intentions as described in items N151 on page 67 and N154 on page 68 of the Coalition Agreement, as described in the annex of the letter of the Dutch State Secretary for Finance dated February 23, 2018 on pages 10 and 11 and as referred to in the letter of the Dutch State Secretary for Finance dated October 15, 2018. In the absence of definitive guidance as to whether the withholding or deduction of such taxes, duties, assessments or governmental charges is required by any Dutch tax law referred to in the preceding sentence, by reason of a certain tax jurisdiction having to be or being considered a low-tax jurisdiction, the term low-tax jurisdiction will be interpreted in the Company’s reasonable judgment, in accordance with the relevant statutory language, any implementing regulations, any interpretative guidance provided by the relevant authorities and any other sources generally accepted, or relied on, for the purpose of interpreting Dutch tax law at the time of the actual payment.

(c) Additional Amounts shall only be paid in the event that deduction or withholding relates to interest payments (and not payments of principal), and subject to the restrictions contained in Section 2.04 above.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Effectiveness. This Third Supplemental Indenture shall become effective upon its execution and delivery.

Section 11.02 Modification.

(a) Without the consent of any Holders of the Securities, the Company and the Trustee may make such modifications to the provisions of Sections 4.01 and 4.03 and Exhibits B and C as are reasonably necessary, in the opinion of the Company, to reflect the procedures of the Depositary in effect at the time of any Conversion or issuance of the Securities in definitive form and the requirements of the Conversion Shares Depository.

(b) Any modification to or waiver of Section 4.06 shall require the consent of the Holders of at least 75% in principal amount of the outstanding Securities.

(c) Any amendment or modification of the Securities (or of the Indenture with respect to the Securities) shall be subject to the Company obtaining the prior written consent of the Competent Authority.

(d) The Company may not amend Section 7.01 to alter the subordination of any outstanding Securities without the consent of each holder of any Senior Instrument then outstanding who would be adversely affected.

(e) The Company may not amend Section 7.01 in a manner that would adversely affect the other Capital Securities of any one or more series then outstanding in any material respect, without the consent of the Holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series).

Section 11.03 Original Issue. The Securities may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon delivery of a Company Order, authenticate and deliver such Securities as in such Company Order provided.

Section 11.04 Ratification and Integral Part. The Base Indenture as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Third Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 11.05 Priority. This Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 11.06 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Third Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 11.07 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.08 Governing Law. This Third Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions and the waiver of set-off provisions in Article VII, which are governed by, and construed in accordance with, Dutch law.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

ING GROEP N.V.

By:	/s/ K.I.D. Tuinstra
Name: K.I.D. Tuinstra

By:	/s/ P.G. van der Linde
Name: P.G. van der Linde

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:	/s/ Marilyn Chau
Name: Marilyn Chau
Title: Vice President

Signature Page to the Third Supplemental Indenture

Annex I

Anti-Dilution Provisions

Adjustment of Floor Price

Upon the happening of any of the events described below, the Floor Price shall be adjusted as follows:

(i)

If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the number of Ordinary Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(ii)

If and whenever the Company shall issue any of its Ordinary Shares credited as fully paid to the Company’s shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the Shareholders would or could otherwise have elected to receive, (2) where the Company’s shareholders may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the first date of issue of such Ordinary Shares.

Annex I

(iii)

(A)

If and whenever the Company shall pay any Extraordinary Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A – C

where:

A	is the Current Market Price of one ordinary share on the Effective Date;

B

is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend; and

C	is an amount equal to:

(a)	in the case of an Extraordinary Dividend falling under part (i) of the definition of Extraordinary Dividend, zero; or,

(b)

in the case of an Extraordinary Dividend falling under part (ii) of the definition of Extraordinary Dividend, the amount (if any) by which the Reference Amount in respect of the Relevant Year exceeds an amount equal to the aggregate of the Fair Market Values of any previous Cash Dividends (other than any Cash Dividends falling under part (i) of the definition of Extraordinary Dividend) per ordinary share of the Company paid or made in respect of such Relevant Year (where C shall equal zero if such previous Cash Dividends per ordinary share of the Company are equal to, or exceed, the Reference Amount in respect of the Relevant Year). For the avoidance of doubt, “C” shall equal the Reference Amount determined in respect of the Relevant Year where no previous Cash Dividends (other than any Cash Dividends falling under part (i) of the definition of Extraordinary Dividend) per ordinary share of the Company have been paid or made in respect of such Relevant Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, for purposes of this paragraph (iii)(A), the first date on which the Ordinary Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

Annex I

(B)

If and whenever the Company shall pay or make any Non-Cash Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one ordinary share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Ordinary Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Company or any member of the Group, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend can be determined as provided herein.

“Effective Date” means, for purposes of this paragraph (iii)(B), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Company or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(C)

For the purposes of this paragraph (iii) and the definition of “Extraordinary Dividend”, the Fair Market Value of any Cash Dividend or Non-Cash Dividend shall (subject as provided in paragraph (i) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date of such Cash Dividend, or, as the case may be, Non-Cash Dividend.

(D)

In making any calculations for the purposes of this paragraph (iii), such adjustments (if any) shall be made as an Independent Conversion Adviser may determine in good faith to be appropriate to reflect (i) any consolidation or sub-division of any Ordinary Shares or (ii) the issue of Ordinary Shares by way of capitalization of profits or reserves (or any like or similar event) or (iii) any increase in the number of Ordinary Shares in issue in the Relevant Year in question.

Annex I

(iv)

If and whenever the Company shall issue Ordinary Shares to shareholders as a class by way of rights, or the Company or any member of the Group or (at the direction or request or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue or grant to shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Ordinary Shares (or shall grant any such rights in respect of existing securities so issued), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per ordinary share; and

C

is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if on the Effective Date such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (iv), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

Annex I

(v)

If and whenever the Company or any member of the Group or (at the direction or request or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue any securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares or securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares) to shareholders as a class by way of rights or grant to shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Ordinary Shares or securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Ordinary Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A–B
A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one ordinary share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (v), the first date on which the Ordinary Shares are traded ex-the relevant securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(vi)

If and whenever the Company shall issue (otherwise than as mentioned in paragraph (iv) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the Securities or comparable contingent convertible capital securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Ordinary Shares) or if and whenever the Company or any member of the Group or (at the direction or request or pursuance to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in paragraph (iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than, for the avoidance of doubt, the Securities or any Further Capital Securities or comparable contingent convertible capital securities), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

Annex I

where:

A	is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per ordinary share; and

C

is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if on the Effective Date such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (vi), the date of issue of such Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

(vii)

If and whenever the Company or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity (otherwise than as mentioned in paragraphs (iv) through (vi) above) shall issue wholly for cash or for no consideration any securities (other than, for the avoidance of doubt, the Securities or any Further Capital Securities or comparable contingent convertible capital securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Ordinary Shares Ordinary Shares (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be reclassified/redesignated as Ordinary Shares, and the price per ordinary share upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the terms of issue of such securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

Annex I

where:

A

is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Ordinary Shares which have been issued, purchased or acquired by the Company or any member of the Group (or at the direction or request or pursuant to any arrangements with the Company or any member of the Group) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per ordinary share; and

C

is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such reclassification/redesignation;

provided that if on the Effective Date such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this paragraph (vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (vii), the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)

If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any securities (other than, for the avoidance of doubt, the Securities or any Further Capital Securities or comparable contingent convertible capital securities) as are mentioned in paragraph (vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such securities upon issue) so that following such modification the consideration per ordinary share has been reduced and is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

Annex I

where:

A

is the number of Ordinary Shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by the Company or any member of the Group (or at the direction or request or pursuant to any arrangements with the Company or any member of the Group) for the purposes of or in connection with such securities, less the number of such Ordinary Shares so issued, purchased or acquired);

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the securities so modified would purchase at such Current Market Price per ordinary share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such securities; and

C

is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Conversion Adviser in good faith shall consider appropriate for any previous adjustment under this paragraph (viii) or paragraph (vii) above;

provided that if on the Effective Date such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this paragraph (viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (viii), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such securities.

Annex I

(ix)

If and whenever the Company or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall offer any securities in connection with which shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Floor Price is required to be adjusted under paragraphs (ii) through (vi) above (or would be required to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per ordinary share on the relevant dealing day under paragraph (v) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B

   A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one ordinary share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (ix), the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

(x)

If the Company determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to Holders of the Securities) in such manner and with effect from such date as the Company shall determine and notify to the Holders of the Securities.

For the purpose of any calculation of the consideration receivable or price pursuant to paragraphs (iv) and (vi) – (viii), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)

(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any securities shall be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by the Company to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the applicable Effective Date as described in paragraphs (iv) and (vi) – (viii) above, as

Annex I

the case may be plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per ordinary share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)

if the consideration or price determined pursuant to clause (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of clause (i) above) or the relevant date of first public announcement (in the case of clause (ii) above);

(iv)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or securities or options, warrants or rights, or otherwise in connection therewith; and

(v)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Company or another entity

Notwithstanding the foregoing provisions:

(A)

where the events or circumstances giving rise to any adjustment pursuant to paragraphs (i) – (x) above have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of the Company, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Conversion Adviser to be in its opinion appropriate to give the intended result;

(B)

such modification shall be made to the operation of the Indenture as may be determined in good faith by an Independent Conversion Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once, (ii) to ensure that the economic effect of a Dividend is not taken into account more than once and (iii) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency;

(C)	for the avoidance of doubt, the issue of Ordinary Shares following a Conversion shall not result in an adjustment to the Floor Price;

Annex I

(D)

no adjustment shall be made to the Floor Price where Ordinary Shares or any other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

Record Date

If the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in paragraph (i) under “— Adjustment of Floor Price” above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (ii) – (v) or (ix) under “— Adjustment of Floor Price” above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraphs (vi) and (vii) under “— Adjustment of Floor Price” above or of the terms of any such modification as is mentioned in paragraph (viii) under “— Adjustment of Floor Price” above, falls after the date on which the Conversion Notice is given in relation to the Conversion but before such Ordinary Shares are issued, then the Company shall procure the execution of the corresponding adjustment mechanism under “— Adjustment of Floor Price” above so that the calculation of the number of Conversion Shares to be issued and delivered to the Conversion Shares Depository takes into account the Floor Price as so adjusted.

The Company shall not issue any additional Conversion Shares if the Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (i) of “— Adjustment of Floor Price” above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (ii) – (v) or (ix) under “— Adjustment of Floor Price” above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraphs (vi) and (vii) under “— Adjustment of Floor Price” above or of the terms of any such modification as is mentioned in paragraph (viii) under “— Adjustment of Floor Price” above, but before the relevant adjustment to the relevant price becomes effective under such section.

Conversion Calculation Agent and Independent Conversion Adviser

So long as any Securities are outstanding, there shall at all times be a Conversion Calculation Agent, which may be the Company or another person appointed by the Company to serve in such capacity, who shall be responsible in consultation with the Company for the calculation of all adjustments to the Floor Price and all related determinations required to be made in connection therewith. All such calculations and determinations performed by the Conversion Calculation Agent shall be conclusive and binding on the Holders and Beneficial Owners of the Securities or any interest therein, save in the case of bad faith or manifest error. If any provision described herein under “Anti-Dilution Provisions” at any time calls for any calculation or determination to be made by an Independent Conversion Adviser, which may include the Conversion Calculation Agent appointed by the Company to act in such Independent Conversion Adviser capacity, if the person then serving as Conversion Calculation Agent is not wholly independent of the Company, the Company shall use commercially reasonable efforts to appoint an Independent Conversion Adviser which is wholly independent of the Company to make such calculation or determination. A written opinion of such Independent Conversion Adviser in respect of such calculation or determination shall be conclusive and binding on the Company and the Holders and Beneficial Owners of the Securities or any interest therein, save in the case of manifest error. The Company has appointed Conv-Ex Advisors Limited as the initial Conversion Calculation Agent. The Company may change the Conversion Calculation Agent at any time without prior notice to any Holder or Beneficial Owner of the Securities.

Annex I

The Conversion Calculation Agent (if not the Company) shall act solely upon request from, and solely as agent of, the Company and will not thereby assume any obligations towards or relationship of agency or trust with, and it shall not be liable and shall incur no liability as against, the Holders of Securities.

Rounding Down and Notice of Adjustment to the Floor Price

On any adjustment, if the resultant Floor Price has more decimal places than the initial Floor Price, it shall be rounded down to the same number of decimal places as the initial Floor Price. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1% of the Floor Price then in effect. Any adjustment not required to be made, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by the Company to Holders of the Securities via DTC (or, if the Securities are held in definitive form, via the Trustee) promptly after the determination thereof and in accordance with Sections 1.05 and 1.06 of the Base Indenture.

Definitions

Unless otherwise provided, for the purposes of this Annex I:

“Applicable Dividend” has the meaning set forth in the definition of “Extraordinary Dividend” below.

“Cash Dividend ” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than any Dividend falling within paragraph (b) of the definition of “Spin-Off,” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (i) of the definition of “Dividend,” provided that a Dividend falling within paragraph (iii) or (iv) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

“Current Market Price” means, in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(i)

if the Ordinary Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ordinary share as at the date of the first public announcement relating to such Dividend or entitlement; or

Annex I

(ii)

if the Ordinary Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of such Dividend or entitlement per ordinary share as at the date of the first public announcement relating to such Dividend or entitlement, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued and delivered do not rank for that Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Conversion Adviser.

A “dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Dividend” means any dividend or distribution to holders of Ordinary Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders of Ordinary Shares upon or in connection with a reduction of capital provided that:

(i)	where:

(A)

a Dividend in cash is announced which may at the election of a shareholder or shareholders of the Company be satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalization of profits or reserves is announced which may at the election of a shareholder or shareholders be satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

Annex I

(B)

there shall be any issue of Ordinary Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced), or a Dividend in cash that is to be satisfied by the issue or delivery of Ordinary Shares or other property or assets, the capitalization or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets, as at the first date on which the Ordinary Shares are traded ex-the relevant capitalization or, as the case may be, ex-the relevant Dividend on the Relevant Stock Exchange or, if later, the date on which the number of Ordinary Shares to be issued and delivered is determined;

(ii)	any issue of Ordinary Shares as described in paragraph (i) or (ii) under “— Adjustment of Floor Price” above shall be disregarded;

(iii)

(A) a purchase or redemption or buy back of share capital of the Company by or on behalf of the Company in accordance with any general authority for such purchases, redemptions or buy backs approved by a general meeting of shareholders and otherwise in accordance with the limitations prescribed under Dutch law for dealings generally by a company in its own shares and provided that the price paid for such share capital by or on behalf of the Company shall be within price limits that apply to any safe harbor for share buy-backs by the Company under applicable insider trading and market manipulation rules (on the Issue Date being Commission Delegated Regulation (EU) 2016/1052) shall not constitute a Dividend and (B) and any other purchase or redemption or buy back of share capital of the Company by or on behalf of the Company shall not constitute a Dividend unless, in the case of (B) above, the weighted average price per ordinary share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of an Ordinary Shares on the 5 dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of shareholders or any notice convening such a meeting of shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the 5 dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per ordinary share, a minimum price per ordinary share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by the Company or, as the case may be, any member of the Group (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of an ordinary share determined as aforesaid and (ii) the number of Ordinary Shares so purchased, redeemed or bought back;

Annex I

(iv)

if the Company or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (iii) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Conversion Adviser; and

(v)

where a dividend or distribution is paid or made to shareholders pursuant to any plan implemented by the Company for the purpose of enabling shareholders to elect, or which may require shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a person other than (or in addition to) the Company, such dividend or distribution shall for the purposes hereof be treated as a dividend or distribution made or paid to shareholders by the Company, and the foregoing provisions of this definition, and the provisions hereof, including references to the Company paying or making a dividend, shall be construed accordingly.

“EEA Regulated Market” means a market as defined by Article 4.1(21) of Directive 2014/65/EU of the European Parliament and of the Council on markets on financial instruments, as the same may be amended from time to time.

“Extraordinary Dividend” means (i) any Cash Dividend that is expressly declared by the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders (including any distribution made as a result of any capital reduction), in which case the Extraordinary Dividend shall be such Cash Dividend, or (ii) any Cash Dividend (other than a Cash Dividend falling under clause (i) of this definition) (the “Applicable Dividend”) paid or made in respect of the Relevant Year if (A) the Fair Market Value of the Applicable Dividend per ordinary share or (B) the sum of (I) the Fair Market Value of the Applicable Dividend per ordinary share and (II) an amount equal to the aggregate of the Fair Market Value or Fair Market Values of any other Cash Dividend or Cash Dividends (other than a Cash Dividend or Cash Dividends falling under clause (i) of this definition) per ordinary share paid or made in respect of the Relevant Year, exceeds the Reference Amount, and in that case the Extraordinary Dividend shall be such Applicable Dividend, provided that any Cash Dividend (other than a Cash Dividend falling under part (i) of this definition) which is not expressed to be in respect of a given financial year of the Company, shall be deemed to be a Cash Dividend in respect of the financial year in which it is made or paid.

“Fair Market Value” means, with respect to any property on any date, (a) in the case of a Cash Dividend, the amount of such Cash Dividend; (b) in the case of any other cash amount, the amount of such cash; (c) in the case of securities (including Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets publicly traded on a stock exchange or securities market of adequate liquidity (as determined by the Conversion Calculation Agent in good faith), (i) in the case of Ordinary Shares or Spin-Off Securities, the arithmetic mean of the daily Volume Weighted Average Prices of such Ordinary Shares or Spin-Off Securities and (ii) in the case of securities (other than Ordinary Shares or Spin-Off Securities), options, warrants or other rights or assets of the kind referred to above, the arithmetic mean of the daily closing prices of such securities, options, warrants or other rights or assets, in the case of both (i) and (ii) above, during the period of 5 dealing days on the principal stock exchange or securities market on which such securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, commencing on such date (or, if later, the first such dealing day such securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market) or such shorter period as such securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market; and (d) in the case of securities (including Ordinary Shares), Spin-Off

Annex I

Securities, options, warrants or other rights or assets not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the fair market value of such securities, Spin-Off Securities, options, warrants or other rights or assets as determined by an Independent Conversion Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per ordinary share, the dividend yield of an ordinary share, the volatility of such market price, prevailing interest rates and the terms of such securities, Spin-Off Securities, options, warrants or other rights or assets, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Relevant Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis, disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Further Capital Securities” means any securities issued after the Issue Date which are contingently convertible into Ordinary Shares pursuant to their terms in the event that the Group CET1 Ratio is less than a specified percentage.

“Independent Conversion Adviser” means an independent financial institution of international repute or independent financial adviser with appropriate expertise (which may include the initial Conversion Calculation Agent) appointed by the Company at its own expense.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Prevailing Rate” means, in respect of any pair of currencies on any calendar day, the spot rate of exchange between the relevant currencies prevailing at or about 12:00 pm, London time, on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Conversion Adviser shall in good faith prescribe.

“Reference Amount” means, either:

(a)

where (i) the Applicable Dividend in respect of such Relevant Year is declared after the date on which the Group’s audited consolidated financial statements in respect of the Relevant Year are available (the “Results Availability Date”) and (ii) no other Cash Dividends have been declared in respect of such Relevant Year prior to the Results Availability Date: 100% of the Group’s net result from continuing and discontinued operations (before minority interests) per ordinary share in respect of such Relevant Year; or,

Annex I

(b)

in any other case: the greater of (i) 100% of the Group’s net results from continuing and discontinued operations (before minority interests) per ordinary share in respect of the Relevant Year and (ii) 100% of the Group’s net results from continuing and discontinued operations (before minority interests) per ordinary share in respect of the most recently completed financial year for which the Group’s audited consolidated financial statements are available on the date on which the first Cash Dividend in respect of the Relevant Year is declared (and such determination shall be made promptly after the Results Availability Date), except where a Conversion Notice is delivered before such Results Availability Date, in which case the Reference Amount shall be equal to the amount determined pursuant to part (ii) of this paragraph, and in any such case, the Floor Price for the purpose of such Conversion Notice shall be determined on the basis of an Extraordinary Dividend (if any) determined on the basis of a Reference Amount determined accordingly.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Relevant Currency” means euro or such other currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information, as determined by the Conversion Calculation Agent.

“Relevant Year” means, in respect of any Cash Dividend, the financial year of the Company in respect of which such Cash Dividend is being paid or made, or deemed to be paid or made, as the case may be.

“shareholders ” means the holders of Ordinary Shares.

“Spin-Off ” means (a) a distribution of Spin-Off Securities by the Company to shareholders as a class; or (b) any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than the Company) to shareholders as a class, pursuant to any arrangements with the Company or any member of the Group.

“Spin-Off Securities” means equity share capital of an entity other than the Company or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Company.

“Subsidiary” means each subsidiary as defined in Section 2:24a of the Dutch Civil Code for the time being of the Company.

“Volume Weighted Average Price” means, in respect of an ordinary share or security or Spin-Off Security on any dealing day, the order book volume-weighted average price of an ordinary share (or security or Spin-Off Security, as applicable), published by or derived (in the case of an ordinary share) from the relevant Bloomberg page INGA NA <Equity> HP (setting “Weighted Average Line” or any successor setting) or (in the case of a security (other than Ordinary Shares) or Spin-Off Security) from the equivalent Bloomberg page for such security or Spin-Off Security in respect of the principal stock exchange or securities market on which such securities or Spin-Off Securities are then listed or quoted or dealt in, if any, or such other source as shall be determined in good faith to be appropriate by an Independent Conversion Adviser on such dealing day; provided that if on any such dealing day such price

Annex I

is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share, security or Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Conversion Adviser might otherwise determine in good faith to be appropriate.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Conversion Adviser determines in good faith to be appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalization of profits or reserves, or any like or similar event.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Exhibit A

Form of Security

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY PURCHASING THIS SECURITY, IN THE ABSENCE OF A CHANGE IN LAW OR AN ADMINISTRATIVE OR JUDICIAL RULING TO THE CONTRARY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.]

ING GROEP N.V.

5.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

No. [ ]	$[•]

CUSIP NO. 456837AR4

ISIN NO. US456837AR44

ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of $                 (                 Dollars), if and to the extent due, and to pay interest thereon, if any, in accordance with the terms hereof and the Indenture. This Security shall have no fixed maturity or fixed redemption date. From and including the Issue Date to but excluding November 16, 2026, the interest rate on this Security shall be 5.750% per annum. From and including November 16, 2026 and each fifth anniversary date thereafter, commencing November 16, 2026 (each such date, a “Reset Date”) to (but excluding) the next following Reset Date, the applicable per annum rate shall be equal to the sum of the applicable U.S. Treasury Rate on the Reset Determination Date and 4.342%. Subject to the provisions on the reverse of this Security relating to cancellation and deemed cancellation of interest and to Sections 2.03 and 2.04 of the Third Supplemental Indenture, interest, if any, shall be payable semiannually in arrear on May 16 and November 16 of each year (each, an “Interest Payment Date”), commencing on November 16, 2019, and shall be calculated on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed.

The interest, if any, so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (whether or not a Business Day).

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any payment of principal of or interest on this Security is scheduled to be made on a day that is not a Business Day, payment may be made on the following day without adjustment.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination and waiver of set-off provisions referred to herein and in Sections 7.01 and 7.02 of the Third Supplemental Indenture, which are governed by, and construed in accordance with, Dutch law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE NETHERLANDS.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	ING GROEP N.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON, LONDON BRANCH
As Trustee

By:
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Capital Securities Indenture, dated as of April 16, 2015 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented and amended by the Third Supplemental Indenture, dated as of September 10, 2019 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Instruments and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $1,500,000,000, which amount may be increased at the option of the Company without the consent of the Holders of the Securities of this Series. References herein to “this series” mean the series designated on the face hereof.

This Security may be redeemed in certain circumstances at the option of the Company as set forth in the Indenture.

This Security may be automatically converted into Ordinary Shares or other securities of the Company as set forth in the Indenture.

Subject to applicable law, no Holder of this Security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and each Holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered to the Trustee security or indemnity satisfactory to the

Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By acquiring the Securities, the Holder and each Beneficial Owner of this Security, or any interest therein, acknowledges and agrees with and for the benefit of the Company and the Trustee as follows:

(i)	Dutch Bail-in Power. Such Holder and Beneficial Owner:

(a)

acknowledges and agrees that no exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities pursuant to Sections 2.03 and 2.04 of the Third Supplemental Indenture shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(b)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities;

(c)

acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, (i) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Base Indenture and (ii) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.12 of the Base Indenture prior to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the Relevant Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Third Supplemental Indenture; and

(d)

(i) consents to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement (x) the Conversion and (y) the exercise of any Dutch Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner.

(ii)

Subsequent Investors’ Agreement. Holders or Beneficial Owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, the Conversion, the Dutch Bail-in Power and the limitations on remedies specified in Indenture.

(iii)

Conversion Upon a Trigger Event. Such Holder or Beneficial Owner consents to the Conversion of this Security following a Trigger Event, the appointment of the Conversion Shares Depository, and the issuance of the Conversion Shares to the Conversion Shares Depository, all of which may occur without any further action on the part of such Holder or Beneficial Owner or the Trustee, and following which no Holder or Beneficial Owner of this Security will have any rights against the Company with respect to the payment of principal of, or interest on, such Securities. To the extent this Security is held in the form of a Global Security, such Holder or Beneficial Owner, directs and requests the Depositary, any direct participant therein and any other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee. Upon a Trigger Event and Conversion, the principal amount of the Securities may be applied in such manner as the Company deems necessary in connection with the issue and paying up of the relevant Conversion Shares and the delivery thereof to the Conversion Shares Depository or pursuant to any Alternative Delivery Arrangements.

(iv)

Interest Cancellation. Interest shall be payable on this Security solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or Redemption Date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Company in its sole discretion and/or as a result of (i) the Company having insufficient Distributable Items, (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded, or (iii) a Trigger Event or Liquidation Event having occurred. A cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of this Security.

(v)

Waiver of Claims. Such Holder or Beneficial Owner unconditionally and irrevocably agrees to each and every provision of the Indenture and this Security waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the Trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Conversion.

(vi)

Successors and Assigns. All authority conferred or agreed to be conferred by the Holder or Beneficial Owner of this Security shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder or Beneficial Owner.

Exhibit B

Form of Conversion Notice

CONVERSION NOTICE

[ING Letterhead]

[Date]

To:	Each Holder and Beneficial Owner of ING Groep N.V. $1,500,000,000 5.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (CUSIP: 456837AR4, ISIN: US456837AR44)

This notice is given by ING Groep N.V. (the “Company”) in connection with its $1,500,000,000 5.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (CUSIP: 456837AR4, ISIN: US456837AR44) issued on September 10, 2019 (the “Securities”) pursuant to the Capital Securities Indenture, dated April 16, 2015, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated September 10, 2019, between the Company and the Trustee (together, the “Indenture”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

1.	A Trigger Event has occurred with respect to the Securities.

2.	The Conversion Date is [•].

3.	The Company has appointed [•] as the Conversion Shares Depository.

4.	The Conversion Price is $[•].

5.	The Conversion Shares shall be issued in the form of ordinary shares, par value €[•] per share, of the Company (“Ordinary Shares”).

6.	The Company expects The Depository Trust Company to suspend all clearance and settlement of the Securities on [•].

7.

Each Holder or Beneficial Owner of a Security or an interest therein is required to complete a Conversion Shares Settlement Notice in the form attached as Annex A hereto and deliver it to the Conversion Shares Depository not later than [•] (the “Notice Cut-Off Date”).

8.	Securities for which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository shall be cancelled on [•] (the “Final Cancellation Date”).

9.	The Securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Conversion Shares from the Conversion Shares Depository.

If a Holder or Beneficial Owner of Securities properly completes and delivers a Conversion Shares Settlement Notice on or before the Notice Cut-Off Date, the Conversion Shares Depository shall, in accordance with the terms of the Indenture, deliver to such Holder or Beneficial Owner the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) two (2) Business Days after the date on which the Conversion Shares Settlement Notice is received by the Conversion Shares Depository.

If a Holder or Beneficial Owner of Securities fails to properly complete and deliver a Conversion Shares Settlement Notice before the Notice Cut-Off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares. However, the relevant Securities shall be cancelled on the Final Cancellation Date. Any Holder or Beneficial Owner of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-Off Date must provide evidence of its entitlement to the relevant Conversion Shares satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive such Conversion Shares.

For inquiries, please contact:

[ING Contact Person]

[Telephone]

[Fax]

[Email]

B-2

Exhibit C

Form of Conversion Shares Settlement Notice

CONVERSION SHARES SETTLEMENT NOTICE

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com	[Contact details of [Conversion Shares Depository] to be included.]

Cc:	The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

Re:	ING Groep N.V. $1,500,000,000 5.750% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (CUSIP: 456837AR4, ISIN: US456837AR44) (the “Securities”)

Reference is made to the Capital Securities Indenture, dated April 16, 2015, between ING Groep N.V. and The Bank of New York Mellon, London Branch, as Trustee (“Trustee”), as supplemented by the Third Supplemental Indenture, dated September 10, 2019, between the Company and the Trustee (together, the “Indenture”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

The person submitting this Notice hereby represents and warrants, for the benefit of the Company and the Conversion Shares Depository, that the Holder or Beneficial Owner on whose behalf this Notice is submitted is entitled to take delivery of the Conversion Shares and has obtained any consents necessary in order to do so.

INFORMATION OF THE HOLDER OR BENEFICIAL OWNER FOR DELIVERY OF CONVERSION SHARES

Surname/Company Name	First name

Name to be entered in share register

Tradable Amount of the Securities held on the date hereof

Euroclear Netherlands or DTC participant ID	Euroclear Netherlands member account (if applicable)

Indicate here if Conversion Shares are to be issued in the form of American Depositary Shares:

[Account details of clearing system account][1]

[Address to which any Conversion Shares should be delivered][2]

YOU MUST DELIVER THE CONVERSION SHARES SETTLEMENT NOTICE TO THE CONVERSION SHARES DEPOSITORY AND THE TRUSTEE VIA DTC BEFORE [INSERT FINAL CANCELLATION DATE].

If you fail to properly complete and deliver the Conversion Shares Settlement Notice on or before [INSERT NOTICE CUT-OFF DATE], the Conversion Shares Depository shall continue to hold your Conversion Shares. However, your Securities shall be cancelled on [INSERT FINAL CANCELLATION DATE], and you will have to provide evidence of your entitlement to the relevant Conversion Shares satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares.

[1]	Note: To be included if the Conversion Shares will be delivered through a clearing system account other than Euroclear Netherlands or DTC.
[2]	Note: To be included if the Conversion Shares are not a participating security in Euroclear Netherlands, DTC or any another clearing system.

C-2